UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

VAPOR HUB INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

000-55363	27-3191889
(Commission File Number)	(IRS Employer Identification No.)

1871 Tapo Street

Simi Valley, CA 93063

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code (805) 309-0530

N/A

 (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Note Settlement Agreement

On May 12, 2016 but effective as of April 15, 2016, Vapor Hub International Inc. (the “Company”) entered into Amendment #2 to Note Settlement Agreement (the “Settlement Agreement Amendment”) with Typenex Co-Investment, LLC (the “Investor”). The Settlement Agreement Amendment relates to the Note Settlement Agreement entered into between the parties on December 18, 2015, as previously amended on February 19, 2016 (as previously amended, the “Original Agreement”).

The Original Agreement, as amended by the Settlement Agreement Amendment, relates to the Secured Convertible Promissory Note issued on November 4, 2014 in the original principal amount of $1,687,500.00 (the “November Note”) pursuant to that certain Securities Purchase Agreement dated November 4, 2014 by and between the Investor and the Company (the “November Purchase Agreement”, and together with the November Note and all other documents entered into in conjunction therewith, the “November Transaction Documents”). The Original Agreement, as amended, also relates to the Promissory Note issued on June 4, 2015 in the original principal amount of $245,000.00 (the “June Note”, and together with the November Note, the “Notes”) pursuant to that certain Note Purchase Agreement dated June 4, 2015 (the “June Purchase Agreement” and together with the June Note and all other documents entered into in conjunction therewith, the “June Transaction Documents” and together with the November Transaction Documents, the “Transaction Documents”).

The Original Agreement, as amended by the Settlement Agreement Amendment, restructures the payment provisions of the Notes.  The Settlement Agreement Amendment restructures the payment provisions contained in the Original Agreement and provides that the Company is to make the following payments to Investor notwithstanding the terms of the Notes (the “Restructure”): (a) a cash payment in the amount of $35,000.00 payable on or before April 15, 2016 together with 3,160,556 shares of the Company’s common stock (subject to adjustment as described in the Settlement Agreement Amendment) based on a note conversion amount of $50,000.00 and a conversion price of $0.015820, which shares are to be issued and delivered pursuant to the terms of the Settlement Agreement Amendment and (b) a cash payment on or before May 15, 2016 in the amount of $35,000.00 together with shares of the Company’s common stock based on a note conversion amount of $50,000.00 and a conversion price to be determined in accordance with the Notes, which shares are to be issued and delivered pursuant to the terms of the Settlement Agreement Amendment; and (c) a payment equal to the remaining aggregate outstanding balance of the Notes on or before June 15, 2016, which payment must be made in cash (collectively, the “Note Payments”). Unless specified otherwise by Investor in a written notice delivered to Company, all Note Payments shall be applied first against the outstanding balance of the November Note until the November Note has been paid in full and thereafter against the June Note until the June Note is paid in full.  The Settlement Agreement Amendment also provides that outstanding balance on each of the November Note and the June Note will bear interest at the rate of 10% per annum from the effective date of the amendment until such notes are repaid in full; previously, the June Note did not accrue interest on the unpaid principal balance of the note unless an event of default occurred.

As consideration for Investor’s agreement to enter into the Settlement Agreement Amendment, the Company agreed to pay Investor a restructuring fee of $15,315.86.

Upon satisfaction of the Company’s obligations under the Original Agreement, as amended, the Company shall be deemed to have paid the entire outstanding balance of the Notes in full and shall have no further obligations under either Note. In addition, subject to the Company’s compliance with the terms and conditions of the Note Settlement Agreement, the Investor waives the default caused by the non-payment of the June Note on December 4, 2015.

In the event that the Company fails to comply with the conditions of the Original Agreement, as amended by the Settlement Agreement Amendment, the Restructure, the waiver of the June Note default, and all other accommodations given in the Original Agreement, as amended, will be deemed withdrawn and the Investor will be entitled to all remedies available to it as provided in the Notes, the other Transaction Documents, and the Original Agreement, as amended.

As of the date of this report, the outstanding balance on the November Note is $0 and the outstanding balance on the June Note is $84,363.25 (which takes into account a cash payment of $35,000 made on May 11, 2016).

Entry into Exchange Agreement and Issuance of Convertible Promissory Note

On May 12, 2016 but effective as of April 15, 2016, the Company entered into an Exchange Agreement with Iliad Research and Trading L.P. (“Iliad”), an affiliate of the Investor (the “Exchange Agreement”).  The Exchange Agreement relates to the Promissory Note issued on August 12, 2015 to Iliad in the original principal amount of $245,000, as previously amended on February 19, 2016 (as amended, the “Original Note”).

Pursuant to the Exchange Agreement, the Company and Iliad exchanged the Original Note for a new promissory note in the original principal amount of $272,250.00 (the “Exchange Note”), which balance includes an exchange fee of $24,750.00.  The Exchange Note was issued in substitution of and not in satisfaction of the Original Note.

The Exchange Note provides that the Company is to make the following payments to Iliad: (a) a payment in shares of the Company’s common stock within three trading days of June 15, 2016 based on a note conversion amount of $50,000.00 and a conversion price that is equal to 70% of the average of the three lowest closing bid prices of the Company’s common stock in the twenty trading days immediately preceding such conversion, which shares are to be issued and delivered pursuant to the terms of the Exchange Note; and (b) a payment equal to the remaining aggregate outstanding balance of the Exchange Note on or before July 15, 2016, which payment must be made in cash.  On the date that is twenty trading days from the date the Company delivers the conversion shares to Iliad, there is a true-up where the Company is required to deliver additional shares if the conversion price as of the true-up date is less than the conversion price used to deliver the initial shares. Interest accrues on the outstanding balance of the Exchange Note at a rate of 10% per annum; provided, however that if the Company fails to repay the Exchange Note when due, or if the Company is otherwise in default under the Exchange Note, at the option of Iliad a default interest rate of 18% per annum will apply.  In the event the Company is in default under the Exchange Note, Iliad also has the option to accelerate the note with the outstanding balance becoming immediately due and payable at an amount equal to 115% of the outstanding balance of the Exchange Note as of the date the event of default occurred.  The Exchange Note may be prepaid without penalty.  The Exchange Note provides that the Company may not issue shares to Iliad under the Exchange Note if the issuance of such shares would cause Iliad to beneficially own more than 9.99% of the Company’s outstanding common stock.

The foregoing summaries of the Settlement Agreement Amendment, Exchange Agreement and Exchange Note do not purport to be complete and are qualified in their entirety by references to the full text of such agreements, which are attached as Exhibits 10.1, 10.2 and 10.3 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information Set forth under Item 1.01, “Entry into a Material Definitive Agreement,” regarding the Exchange Agreement and related Exchange Note is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Settlement Agreement Amendment, the Company issued to Investor 3,160,556 shares of the Company’s common stock and will be required to issue an unknown number of additional shares of common stock in accordance with the terms of the Settlement Agreement Amendment and the Exchange Note.  The shares are being issued in reliance upon the exemption from registration provided by Rule 144 of the Securities Act of 1933, as amended.

Item 4.01 Change in Registrant’s Certifying Accountant

In connection with the reorganization of Hartley Moore Accountancy Corporation (the “Former Auditor”), its audit partners and staff have joined Hall and Company, Inc. (“Hall”). Due to the reorganization of the firm, the Former Auditor has resigned as the independent auditor of the Company, effective May 12, 2016. The Former Auditor has been the Company’s auditor since March 30, 2015.

As a result of the reorganization, the Board of Directors of the Company approved the resignation of the Former Auditor effective May 12, 2016, and the engagement of Hall as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2016 effective May 12, 2016.

During the Company’ two most recent fiscal years ended June 30, 2014 and 2015 and through May 12, 2016, the Company did not consult with Hall on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Hall did not provide either a written report or oral advice to the Company that Hall concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of the Former Auditor on the financial statements of the Company as of and for the fiscal years ended June 30, 2014 and 2015 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’ two most recent fiscal years ended June 30, 2014 and 2015 and through May 12, 2016, there were: (i) no disagreements between the Company and the Former Auditor on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the disagreement in their reports, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided the Former Auditor a copy of the disclosures in this Form 8-K and has requested that the Former Auditor furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not the Former Auditor agrees with the Company’s statements in this Item 4.01. A copy of the letter dated May 12, 2016, furnished by the Former Auditor in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
10.1	Amendment #2 to Note Settlement Agreement entered into on May 12, 2016 but effective as of April 15, 2016 by and between Vapor Hub International Inc. and Typenex Co-Investment, LLC.
10.2	Exchange Agreement entered into on May 12, 2016 but effective as of April 15, 2016 by and between Vapor Hub International Inc. and Iliad Research and Trading, L.P.
10.3	Form of Convertible Promissory Note issued by Vapor Hub International Inc. on April 15, 2016 in favor of Iliad Research and Trading, L.P.
16.1	Letter to Securities and Exchange Commission from Hartley Moore Accountancy Corporation dated May 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR HUB INTERNATIONAL INC.

Date:	May 18, 2016	By:	/s/ Lori Winther
Lori Winther
Chief Financial Officer

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